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                                                                       EXHIBIT 3

                          COMPANY AFFILIATE AGREEMENT

         THIS COMPANY AFFILIATE AGREEMENT (this "Agreement") is made and entered
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into as of July 11, 2000, between PMC-Sierra, Inc., a Delaware corporation
("Parent"), and the undersigned stockholder of Quantum Effect Devices, Inc., a
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Delaware corporation ("Company"), who may be deemed an affiliate ("Affiliate")
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of Company. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                   RECITALS

         A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement")
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which provides for the merger (the "Merger") of Penn Acquisition Corp., a
                                    ------
wholly-owned subsidiary of Parent ("Merger Sub"), with and into the Company.
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Pursuant to the Merger, all issued and outstanding capital stock of the Company
(the "Company Capital Stock") as of the Effective Time (as defined in the
      ---------------------
Reorganization Agreement) will be converted into Common Stock of Parent as set forth in the Reorganization Agreement;

         B. The execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement; and

         C. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Parent after the Merger as the term "affiliate" is used (i) for purposes of Rule 144 of the Rules and Regulations (the "Rules and Regulations")
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of the Securities and Exchange Commission (the "Commission") and (ii) in
                                                ----------
Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an "affiliate" of Parent.

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

         1.  Acknowledgments by Affiliate. Affiliate acknowledges and
             ----------------------------
understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, the Company and their respective affiliates, counsel and accounting firms for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests." Affiliate has carefully read this Agreement and the Reorganization Agreement and has had the opportunity to discuss the requirements of this Agreement with Affiliate's professional advisors, who Affiliate believes are qualified to advise Affiliate with regard to such matters.

         2.  Beneficial Ownership of Company Capital Stock. The Affiliate is the
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sole beneficial owner of the number of shares of Company Capital Stock set forth next to its name on the signature page hereto (the "Shares"). There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Affiliate is party or by which it is bound obligating the
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Affiliate to issue, deliver, sell or redeem prior to the end of the Restricted
Period (as defined in Section 3 below), or cause to be issued, delivered, sold or redeemed prior to the end of the Restricted Period, any Shares or obligating the Affiliate to grant or enter into any such option, warrant, call, right, commitment or agreement prior to the end of the Restricted Period. The Affiliate has the sole right to transfer such Shares. The Shares constitute all shares of Company Capital Stock owned, beneficially or of record, by the Affiliate. The Affiliate has not engaged in any sale or other transfer of the Shares in contemplation of the Merger. All shares of Company Capital Stock and common stock of Parent ("Parent Common Stock") acquired by Affiliate subsequent to the date hereof (including shares of Parent Common Stock acquired in the Merger) shall be subject to the provisions of this Agreement, to the extent such provisions are then still applicable, as if held by Affiliate as of the date hereof.

     3.   Covenants Related to Pooling of Interests. In accordance with Staff
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Accounting Bulletin No. 65, during the period from the date 30 days prior to the
Effective Time until the day Parent publicly announces financial results covering at least 30 days of combined operations of Parent and the Company (the "Restricted Period"), Affiliate shall not sell, exchange, transfer, pledge, distribute, make any gift or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce Affiliate's risk relative to any shares of Parent Common Stock or Company Capital Stock (including the Shares). Parent may, at its discretion, place a stock transfer notice consistent with the foregoing, with respect to Affiliate's shares of Parent Common Stock provided that such notice shall be countermanded as soon as practicable upon expiration of the necessity therefor.

     4.   Compliance with Rule 145 and the Securities Act.
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          (a)  Affiliate has been advised that (i) the issuance of shares of
Parent Common Stock in connection with the Merger is expected to be effected pursuant to a registration statement on Form S-4 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the resale of
                                         --------------
such shares shall be subject to restrictions set forth in Rule 145 under the Securities Act, and (ii) Affiliate may be deemed to be an affiliate of the Company. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, (iii) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act or (iv) an authorized representative of the Commission shall have rendered written advice to Affiliate to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated (the "No Action Correspondence").

          (b) Parent shall give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Affiliate in the Merger and there shall be placed on the

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certificates representing such Common Stock, or any substitutions therefor issued prior to the end of the Restricted Period, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(d), OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (C) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall instruct its transfer agent to remove such legend, if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee),
(ii) the No Action Correspondence, (iii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145, or (iv) a written request for removal of such legend after the first anniversary of the Effective Time.

     5.   Termination. This Agreement shall be terminated and shall be of no
          -----------
further force and effect in the event of the termination of the Reorganization Agreement pursuant to Article VII of the Reorganization Agreement.

     6.   Miscellaneous.
          -------------

          (a)  Waiver; Severability. No waiver by any party hereto of any
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condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          (b)  Binding Effect and Assignment. This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party hereto.

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          (c)  Amendments and Modification. This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (d)  Injunctive Relief. Each of the parties acknowledge that (i) the
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covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of Parent and the Company and to preserve for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to Parent and the Company which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Parent and the Company shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

          (e)  Governing Law. This Agreement shall be governed by and construed,
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interpreted and enforced in accordance with the internal laws of the State of
Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (f)  Entire Agreement. This Agreement sets forth the entire
               ----------------
understanding of Affiliate and Parent relating to the subject matter hereof and supersedes all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof.

          (g)  Attorneys' Fees. In the event of any legal actions or proceeding
               ---------------
to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

          (h)  Further Assurances. Affiliate shall execute and/or cause to be
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delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

          (i)  Third Party Reliance. Counsel to and independent auditors for
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Parent and the Company shall be entitled to rely upon this Affiliate Agreement.

          (j)  Survival. The representations, warranties, covenants and other
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provisions contained in this Agreement shall survive the Merger.

          (k)  Notices. All notices and other communications pursuant to this
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Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or

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mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          If to Parent:
                         PMC-Sierra, Inc.
                         900 East Hamilton Avenue
                         Suite 250
                         Campbell, CA 95008
                         Attention:    President
                         Telecopy No.: (408) 369-1176

                         with a copy to:

                         Wilson Sonsini Goodrich & Rosati
                         Professional Corporation
                         650 Page Mill Road
                         Palo Alto, California 94304-1050
                         Attention:    Neil J. Wolff, Esq.
                         Telecopy No.: (650) 493-6811

                         and to:

                         Wilson Sonsini Goodrich & Rosati
                         Professional Corporation
                         Spear Street Tower
                         One Market
                         San Francisco, California 94105
                         Attention:    Steve L. Camahort, Esq.
                                       Michael S. Dorf, Esq.
                         Telecopy No.: (415) 947-2099

          If to Affiliate: To the address for notice set forth on the signature page hereof.

          (l)  Counterparts. This Agreement shall be executed in one or more
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counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be duly executed on the day and year first above written.


PMC-SIERRA, INC.                       AFFILIATE



By:______________________________      By:____________________________________


Name:____________________________      Affiliate's Address for Notice:


Title:___________________________      _______________________________________

                                       _______________________________________

                                       _______________________________________

                                       Shares beneficially owned:

                                       _______   shares of Company Common Stock

                                       _______   shares of Company Common Stock
                                                 issuable upon exercise of
                                                 outstanding options

                                       _______   shares of Company Common Stock
                                                 issuable upon exercise of
                                                 outstanding warrants

                                       _______   shares of Parent Common Stock

                [Signature Page to Company Affiliate Agreement]